Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form F-80, dated October 30, 2009, to the use of our reports dated March 25, 2009 relating to the consolidated financial statements of Aquiline Resources Inc. and subsidiaries (which report expresses an unqualified opinion) for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” in the offers to purchase and circular, which is part of this Registration Statement.

Dated this 30th day of October, 2009.

/s/ MSCM LLP

MSCM LLP
Chartered Accountants
Licensed Public Accountants
Toronto, Ontario